UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2011
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
     On April 17, 2011, Mad Catz Interactive, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors, pursuant to which the Company agreed to sell (a) an aggregate of 6,352,293 shares of its common stock (the “Shares”) and (b) warrants to purchase an aggregate of 2,540,918 shares of common stock of the Company (“Warrants” and, together with the Shares, the “Securities”). The Securities were issued at a purchase price equal to $1.92 for aggregate gross proceeds of approximately $12,196,400. The Company intends to use the proceeds of the offering to repay the outstanding balance on a promissory note issued in connection with its acquisition of Saitek in November 2007 and to reduce the balance on its credit facility. ROTH Capital Partners, LLC (“Roth”) acted as the exclusive financial advisor and placement agent for the Company.
     The Warrants will be exercisable after the six month anniversary of the date of issuance at a per share exercise price equal to $2.56, subject to certain adjustments as specified in the Warrants, and will remain exercisable until the fifth anniversary of the initial exercise date. The Shares and Warrants will be issued at the closing of the transactions contemplated by the Securities Purchase Agreement, which is expected to occur on or before April 25, 2011 and it subject to customary closing conditions. The Securities Purchase Agreement contains representations, warranties and covenants customary for a transaction of this type.
     No general solicitation or advertising was made in connection with the offer or sale. The Securities issued in the offering will be sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and by Regulation D promulgated thereunder. In accordance with the terms of the Securities Purchase Agreement, each Purchaser will deposit funds in a non-interest bearing escrow account on or before the closing. The net proceeds of the offering will be released to the Company from the escrowed funds on the closing date of the offering. In addition, a placement fee of six and one-half percent (6.5%) of the gross proceeds of all Securities sold in the offering will be released to the placement agent at Closing from the escrowed funds.
     In connection with the offering, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) as of the Closing. The Registration Rights Agreement provides that the Company prepare and file, within 30 days following the issuance of the Securities, a registration statement covering the resale of the Shares as well as the shares of common stock issuable upon the exercise of the Warrants. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.
     On April 18, 2011, the Company issued a press release announcing the offering. The summary of the Securities Purchase Agreement, the form of Warrant, the Registration Rights Agreement and the press release, and the transaction contemplated therein, set forth above does not purport to be complete and is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 4.1, 10.2 and 99.1 to this Current Report, respectively, and are incorporated herein by reference. Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.
     This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities
     The Company hereby incorporates by reference the information set forth in Item 1.01 of this Current Report with regard to the terms, conditions and sale of the Shares and the Warrants.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release dated April 18, 2011

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011	MAD CATZ INTERACTIVE, INC.
	By:	/s/ Darren Richardson
		Name:	Darren Richardson
Its: President and Chief Executive Officer